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                                                               Exhibit 10/99.B10


                                  [LETTERHEAD]


                                October 25, 1996


Fasciano Fund, Inc.
135 South LaSalle Street, Suite 1209
Chicago, IL  60603

                            SHARES OF CAPITAL STOCK,
                            $0.01 PAR VALUE PER SHARE

Dear Sirs:

          We have acted as counsel for Fasciano Fund, Inc., a Maryland corporation (Fund), in connection with the registration under the Securities Act of 1933 (Act) of an indefinite number of shares of its capital stock, $0.01 par value per share (shares), in the Fund's registration statement, no. 33-23997, on form N-1A (registration statement). In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the charter and bylaws of the Fund, resolutions of the board of directors authorizing the issuance of shares, the form of certificates to evidence the shares, and the registration statement.

          Based upon the foregoing examination, we are of the opinion that:

          1. The Fund is a corporation duly organized and legally existing in good standing under the laws of Maryland.

          2. Upon the issuance and delivery of the shares in accordance with the charter of the Fund and the resolutions of the board of directors authorizing the issuance of its shares and the receipt by the Fund of a purchase price of not less than the net asset value or the par value per share, the shares will be legally issued and outstanding, full paid and nonassessable.

          In giving the opinion expressed in subparagraph 2 above, we have assumed that the number of shares issued at any time will not exceed the total number of shares authorized to be issued by the Fund's charter.

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Fasciano Fund, Inc.
October 25, 1996
Page 2


          We consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.


                                   Very truly yours,

                                   /s/ BELL, BOYD & LLOYD